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                                                                    EXHIBIT 99.4

FORM OF LETTER TO CUSTOMERS

                                AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096

                                OFFER TO EXCHANGE

        1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, SERIES B, DUE 2033
                               FOR ALL OUTSTANDING
              1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2033
                             (CUSIP NO. 001084 AL 6)

     PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS DESCRIBED IN, THE
        PROSPECTUS DATED MAY 26, 2005 AND RELATED LETTER OF TRANSMITTAL


             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 29, 2005,
                     UNLESS EARLIER TERMINATED OR EXTENDED.



To Our Clients:

      AGCO Corporation ("AGCO") is offering to exchange $1,000 principal amount of its 1 3/4% Convertible Senior Subordinated Notes Due 2033 for each $1,000 principal amount of validly tendered and accepted 1 3/4% Convertible Senior Subordinated Notes due 2033 (the "Old Notes").

      The exchange offer is made on the terms and is subject to the conditions set forth in AGCO's prospectus dated May 26, 2005 and the accompanying letter of transmittal.

      The enclosed prospectus is being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. The accompanying letter of transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us for your account. A tender of such Old Notes may be made only by us and only pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender and deliver the Old Notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

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                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to AGCO's exchange offer with respect to the Old Notes (CUSIP No. 001084 AH5).

      THIS WILL INSTRUCT YOU TO TENDER THE SPECIFIED PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL.

                AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES HELD FOR
                              ACCOUNT OF HOLDER(S)*

TYPE
1 3/4% CONVERTIBLE
SENIOR SUBORDINATED NOTES
DUE 2033

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*     Unless otherwise indicated, the entire principal amount listed in the box entitled "Aggregate Principal Amount of Old Notes Held for Account of Holder(s)" will be tendered.

________________________________________________________________________________
SIGNATURE(S)

________________________________________________________________________________
PLEASE PRINT NAME(S)

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
ZIP CODE

________________________________________________________________________________
AREA CODE AND TELEPHONE NO.

________________________________________________________________________________
TAX IDENTIFICATION OR SOCIAL SECURITY NO.

________________________________________________________________________________
MY ACCOUNT NUMBER WITH [ ]

________________________________________________________________________________
DATE

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